UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 12, 2019

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway
Fishers, Indiana	46037
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2026	INBKL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 12, 2019, First Internet Bancorp (the “Company”) issued $35.0 million aggregate principal amount of 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”), at a public offering price equal to 100% of the par value of the Notes pursuant to the previously announced registered offering of the Notes (the “Offering”).  The Company estimates that the net proceeds received from the sale of the Notes will total approximately $33.5 million, after deducting underwriting discounts of 3.15% and estimated expenses payable by the Company.

The Notes were offered pursuant to a prospectus supplement, dated June 5, 2019, to the prospectus dated August 16, 2017 that forms part of the Company’s effective registration statement on Form S-3 (File No. 333-219841) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Notes were issued pursuant to a Subordinated Indenture, dated September 30, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated June 12, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. From and including June 12, 2019 to but excluding June 30, 2024, the Notes will bear interest at an initial rate of 6.0% per annum. From and including June 30, 2024 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the to the then-current Benchmark Rate (initially three-month LIBOR rate) plus 4.114%. Interest is payable quarterly in arrears on each March 30, June 30, September 30, and December 30, beginning September 30, 2019. The Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof.

The Notes are unsecured subordinated obligations of the Company. There is no sinking fund for the Notes. The Notes are subordinated in right of payment to the payment of the Company’s existing and future senior indebtedness, including all of its general creditors, and they are structurally subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of First Internet Bancorp only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries. The Company may, beginning with the interest payment date of June 30, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the Notes are each qualified by reference to the full text of the Base Indenture, Supplemental Indenture and form of Global Note, copies of which are included as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 7.01              Regulation FD Disclosure

On June 12, 2019, First Internet Bancorp issued a press release announcing the issuance of the Notes.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

Unless otherwise indicated, all documents incorporated into this current report on Form 8-K by reference to a document filed with the Securities and Exchange Commission pursuant to the Exchange Act are located under file number 1-35750.

Number	Description	Method of Filing

4.1

Subordinated Indenture, dated as of September 30, 2016, between First Internet Bancorp and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed by First Internet Bancorp on September 30, 2016)

Incorporated by Reference

4.2	Second Supplemental Indenture, dated as of June 12, 2019, between First Internet Bancorp and U.S. Bank National Association, as trustee	Filed Electronically

4.3	Form of Global Note representing 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029	Contained in Exhibit 4.2

5.1	Opinion of Faegre Baker Daniels LLP	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5.1

99.1	Press release dated June 12, 2019	Furnished Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 12, 2019

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer